                                                          Exhibit 99.1

                                                          For Information
                                                          ---------------
                                                          Mark A. Hellerstein
                                                          Robert T. Hanley

FOR IMMEDIATE RELEASE

                       ST. MARY PROVIDES OPERATIONS UPDATE
                       -----------------------------------

DENVER, July 8, 2002 - St. Mary Land & Exploration Company (Nasdaq: MARY)
today provided an update of its operations for the second quarter 2002.

During the second quarter St. Mary participated in the drilling of 18 wells of which 12 were completed as producers. Nine successful recompletions were also made during the quarter. In the Mid-Continent region significant wells included the Light F-3 (St. Mary 18%) completed for 1,662 MCFED, the Tyler B 1-25 (St.
Mary 11%) completed for 2,045 MCFED, the Humphreys 1-C (St. Mary 44%) completed for 1,550 MCFED, and the Dovell 3-10 (St. Mary 66%) completed for 3,702 MCFED.
In the Arklatex region the White No. 14 (St. Mary 57.5%) at Box Church was completed for 1,200 MCFED. Other successful completions in the region include the Bartlett 26-1 (St. Mary 44%) completed for 700 MCFED, the Napper # 3 (St.
Mary 10%) completed for 4,890 MCFED, and the TXU-Airheart # 1 (St. Mary 25%)
completed for 2,180 MCFED. In the Gulf Coast region the Smith # 1 (St. Mary 50%)
was completed for 1,900 MCFED and three successful recompletions at the Judge
Digby field included the Parlange # 8 (St. Mary 20%) recompleted for 29,440
MCFED, the Parlange # 10 (St. Mary 20%) recompleted for 19,550 MCFED, and the
Parlange # 11 (St. Mary 20%) recompleted for 33,747 MCFED.

Also at Judge Digby the J. Wurtele # 3 (St. Mary 9.8%) is currently logging at the well's total depth of 21,745 feet. More than 100 feet of calculated pay has been logged in the B intervals and has been cased in the wellbore. The Majors
#4 is also drilling in the field below 18,700 feet to a projected total depth of
23,500 feet.

The Matagorda 701 prospect, drilled in 110 feet of water approximately 50 miles northeast of Corpus Christi, TX, resulted in a dry hole. St. Mary carried a 35%
interest in the well, which has been plugged and abandoned.

St. Mary entered into the following natural gas swap contracts during the second quarter 2002:

                                       Equivalent
                       Average         NYMEX
                    Volume/Month       Price         Duration
                    ------------       -----         --------
                    200,000 MMbtu      $4.00         1/03-12/03
                    170,000 MMbtu      $4.16         1/04-12/04

On March 25, 2002 St. Mary entered into a five-year fixed-rate to floating-rate swap on $50 million of the convertible notes it issued during March 2002. The floating rate for each applicable six-month period will be determined as LIBOR plus 0.38%. During the second quarter 2002 St. Mary will recognize a mark-to-market derivative gain of approximately $2.2 million on this swap.

The Company updated its forecast for the second quarter and full year of 2002 as follows:

                                         2nd Quarter           Year
                                         -----------           ----
  Oil & Gas Production             13.5 - 14.5 BCFE    57 - 59 BCFE
  Lease operating expenses,
     including production taxes and
     transportation                    $.80 - $.90/MCFE    $.90  - $1.00/MCFE
  General and administrative exp.      $.20 - $.24/MCFE    $.20  - $.24/MCFE
  Depreciation, depletion & amort. $.95 - $1.05/MCFE   $.95  - $1.05/MCFE
  Exploration expense                  $4.5 - $5.0 MM      $18.0 - $22.0 MM
  The current portion of income tax accrual for the year is expected to be
  5%-10% of total income taxes.

St. Mary is scheduled to release second quarter 2002 earnings after the close of
NASDAQ on August 7, 2002. The teleconference call to discuss second quarter results is scheduled for August 8, 2002 at 8:00 am (MDT). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day until
August 19 at 800-642-1687, conference number 4818567. International participants can dial 706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number 4818567. In addition the call will be broadcast live online at www.stmaryland.com. An audio recording of the conference call will be available at that site through August 19.

This release contains forward-looking statements within the meaning of securities laws. The words "will," "believe," "anticipate," "intend,"
"estimate," and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating service availability and risks, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the "Risk Factors" section of St. Mary's 2001 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.
                                                                                                 PR-02-11
                                       ###